Exhibit 5

                          REID & PRIEST LLP
                         40 West 57th Street
                       New York, NY  10019-4097
                        Telephone 212 603-2000
                           Fax 212 603-2001



                                             New York, New York
                                             January 8, 1998



          Cover-All Technologies, Inc.
          18-01 Pollitt Drive
          Fair Lawn, New Jersey 07410


                    Re:  Registration Statement on Form S-8
                         ----------------------------------


          Ladies and Gentlemen:

                    We have acted as counsel to Cover-All Technologies, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), in accordance with General Instruction E of Form S-8, with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 1,400,000 shares of the Registrant's common stock, $.01 par value per share (the "Shares"), issuable upon the exercise of options (the "Options") granted or to be granted pursuant to the Registrant's 1995 Employee Stock Option Plan, as amended (the "Plan").

                    For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Registrant, the Plan and such other documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents, records or agreements (collectively, the "Documents") that we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all Documents submitted to us as originals, and the conformity to the originals of all Documents submitted to us as certified or photostatic copies.

                    Based   upon   the  foregoing   and   subject   to  the
          qualifications stated herein we are of the opinion that:

                    1. The Registrant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                    2. The Shares included in the Registration Statement that are to be issued upon the exercise of the Options granted or to be granted pursuant to the Plan will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

                    We are members of the Bar of the State of New York and we are not rendering any opinion with respect to any laws other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP